UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2004	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Broadway New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

 Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 22, 2004, 24/7 Real Media, Inc. (the “Company”) sent a letter to the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that Joseph Waechter resigned from the Company’s Board of Directors December 13, 2004.  As a result of Mr. Waechter’s resignation, the Company also notified Nasdaq that it is not in compliance with Marketplace Rule 4350, which requires that there be three independent directors on a company’s Audit Committee, and requested a cure period to regain compliance.

On December 22, 2004, Nasdaq sent the Company a letter granting such cure period until the earlier of December 13, 2005 or the Company’s next annual meeting.

The Company expects to appoint an additional independent director to its Audit Committee promptly, and in any event well within the cure period afforded by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: December 29, 2004	By:	/s/Mark E. Moran
		Name:	Mark E. Moran
		Title:	Executive Vice President and General Counsel